Exhibit 99.1

FOR IMMEDIATE RELEASE

October 24, 2019

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

REPORTS 2019 THIRD QUARTER FINANCIAL RESULTS AND REVISES 2019 FULL YEAR EARNINGS GUIDANCE RANGE

Consolidated Results of Operations, As Reported and As Adjusted  – Three-month periods ended September 30, 2019 and 2018:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $97.2 million, or $1.10 per diluted share, during the third quarter of 2019 as compared to $171.7 million, or $1.84 per diluted share, during the comparable quarter of 2018.  Net revenues increased 6.6% to $2.822 billion during the third quarter of 2019 as compared to $2.649 billion during the third quarter of 2018.

For the three-month period ended September 30, 2019, our adjusted net income attributable to UHS, as calculated on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), was $176.3 million, or $1.99 per diluted share, as compared to $208.8 million, or $2.23 per diluted share, during the third quarter of 2018.

Included in our reported and our adjusted net income attributable to UHS is a pre-tax unrealized loss of $15.2 million, or $.13 per diluted share after-tax, during the third quarter of 2019, as compared to a pre-tax unrealized gain of $10.5 million, or $.09 per diluted share after-tax, during the third quarter of 2018. These unrealized losses/gains, which are included in “Other (income) expense, net” on the accompanying consolidated statements of income, resulted from decreases/increases in the market value of shares of certain marketable securities held for investment and classified as available for sale.

As reflected on the Supplemental Schedule, included in our reported results during the third quarter of 2019, is an aggregate net unfavorable after-tax impact of $79.1 million, or $.89 per diluted share, resulting from: (i) an unfavorable after-tax impact of $74.6 million, or $.84 per diluted share, resulting from a $97.6 million provision for asset impairment, as discussed below; (ii) an unfavorable after-tax impact of $6.2 million, or $.07 per diluted share, resulting from the net estimated federal and state income taxes due on the portion of the aggregate pre-tax reserve (“DOJ Reserve”) established in connection with the previously disclosed agreement in principle with the Department Of Justice, Civil Division (“DOJ”), that is estimated to be non-deductible for income tax purposes, and; (iii) a favorable after-tax impact of $1.7 million, or $.02 per diluted share, resulting from our adoption of ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”).

As reflected on the Supplemental Schedule, included in our reported results during the third quarter of 2018, is a net aggregate unfavorable after-tax impact of $37.1 million, or $.39 per diluted share, substantially all of which resulted from an unfavorable after-tax impact of $36.6 million, or $.39 per diluted share, resulting from a $48.0 million pre-tax increase in the DOJ Reserve.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $297.4 million during the third quarter of 2019 as compared to $377.7 million during the third quarter of 2018.  Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impacts of other (income) expense, net, as well as the unfavorable impact of the above-mentioned provision for asset impairment and increase in the DOJ Reserve, was $404.4 million during the third quarter of 2019 as compared to $414.3 million during the third quarter of 2018.

Consolidated Results of Operations, As Reported and As Adjusted  – Nine-month periods ended September 30, 2019 and 2018:

Reported net income attributable to UHS was $569.7 million, or $6.35 per diluted share, during the nine-month period ended September 30, 2019 as compared to $621.6 million, or $6.60 per diluted share, during the comparable nine-month period of 2018.  Net revenues increased 5.8% to $8.482 billion during the first nine months of 2019 as compared to $8.018 billion during the first nine months of 2018.

For the nine-month period ended September 30, 2019, our adjusted net income attributable to UHS, as calculated on the attached Supplemental Schedule, was $646.7 million, or $7.21 per diluted share, as compared to $674.3 million, or $7.16 per diluted share, during the comparable nine-month period of 2018.

Included in our reported and our adjusted net income attributable to UHS is a pre-tax unrealized loss of $12.5 million, or $.11 per diluted share after-tax, during the first nine months of 2019, as compared to a pre-tax unrealized gain of $18.5 million, or $.15 per diluted share after-tax, during the comparable nine-month period of 2018. As discussed above, these unrealized losses/gains resulted from a decreases/increases in the market value of shares of certain marketable securities held for investment and classified as available for sale.

As reflected on the Supplemental Schedule, included in our reported results during the nine-month period ended September 30, 2019, is an aggregate net unfavorable after-tax impact of $77.0 million, or $.86 per diluted share, resulting from: (i) an unfavorable after-tax impact of $74.6 million, or $.84 per diluted share, resulting from a $97.6 million provision for asset impairment, as discussed below; (ii) an unfavorable after-tax impact of $14.6 million, or $.16 per diluted share, resulting from an increase in the DOJ Reserve and the net estimated federal and state income taxes due on the portion of the DOJ Reserve that is estimated to be non-deductible for income tax purposes, and; (iii) a favorable after-tax impact of $12.1 million, or $.14 per diluted share, resulting from our adoption of ASU 2016-09.

As reflected on the Supplemental Schedule, included in our reported results during the nine-month period ended September 30, 2018, is a net aggregate unfavorable after-tax impact of $52.6 million, or $.56 per diluted share, consisting of: (i) an unfavorable after-tax impact of $53.7 million, or $.57 per diluted share, resulting from a $70.4 million pre-tax increase in the DOJ Reserve, partially offset by; (ii) a favorable after-tax impact of $1.1 million, or $.01 per diluted share, resulting from our adoption of ASU 2016-09.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”), was $1.222 billion during the nine-month period ended September 30, 2019 as compared to $1.264 billion during the nine-month period ended September 30, 2018.  Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impacts of other (income) expense, net, as well as the unfavorable impact of the above-mentioned provision for asset impairment and increase in the DOJ Reserve, was $1.336 billion during the nine-month period ended September 30, 2019 as compared to $1.308 billion during the nine-month period ended September 30, 2018.

Acute Care Services – Three and nine-month periods ended September 30, 2019 and 2018:

During the third quarter of 2019, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 7.4% and adjusted patient days increased 7.0%, as compared to the third quarter of 2018. At these facilities, net revenue per adjusted admission increased 1.6% while net revenue per adjusted patient day increased 2.0% during the third quarter of 2019 as compared to the third quarter of 2018. Net revenues from our acute care services on a same facility basis increased 9.3% during the third quarter of 2019 as compared to the third quarter of 2018.

During the nine-month period ended September 30, 2019, at our acute care hospitals on a same facility basis, adjusted admissions increased 5.8% and adjusted patient days increased 5.5%, as compared to the first nine months of 2018. At these facilities, net revenue per adjusted admission increased 1.5% while net revenue per adjusted patient day increased 1.7% during the nine-month period ended September 30, 2019 as compared to the comparable nine-month period of 2018. Net revenues from our acute care services on a same facility basis increased 7.6% during the first nine months of 2019 as compared to the comparable period of 2018.

Behavioral Health Care Services – Three and nine-month periods ended September 30, 2019 and 2018:

During the third quarter of 2019, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 0.5% while adjusted patient days increased 0.4% as compared to the third quarter of 2018. At these facilities, net revenue per adjusted admission increased 2.0% while net revenue per adjusted patient day increased 2.2% during the third quarter of 2019 as compared to the comparable quarter in 2018. On a same facility basis, our behavioral health care services’ net revenues increased 2.1% during the third quarter of 2019 as compared to the third quarter of 2018.

During the nine-month period ended September 30, 2019, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 1.3% while adjusted patient days increased 0.5% as compared to the comparable nine-month period of 2018. At these facilities, net revenue per adjusted admission increased 1.5% while net revenue per adjusted patient day increased 2.3% during the first nine months of 2019 as compared to the comparable nine-month period in 2018. On a same facility basis, our behavioral health care services’ net revenues increased 2.6% during the nine-month period ended September 30, 2019 as compared to the comparable nine-month period of 2018.

Net Cash Provided by Operating Activities and Share Repurchase Program:

For the nine months ended September 30, 2019, our net cash provided by operating activities increased to $1.049 billion as compared to $949 million generated during the comparable nine-month period of 2018. The $100 million net increase was due to: (i) a favorable change of $69 million resulting from an increase in net income plus/minus depreciation and amortization expense, stock-based compensation expense, provision for asset impairment and net gains on sale of assets and businesses; (ii)

a favorable change of $37 million in accounts receivable, and; (iii) $6 million of other combined net unfavorable changes.

In conjunction with our January 1, 2019 adoption of ASU 2017-12, “Targeted Improvements to Accounting for Hedging Activities”, we have included the net cash inflows/outflows, which were received/paid in connection with foreign exchange contracts that hedge our investment in the U.K., in investing cash flows on the consolidated statements of cash flows. For the nine-month periods ended September 30, 2019 and 2018, we have received $90.3 million and $26.1 million, respectively, of net cash inflows in connection with foreign exchange contracts that hedge our investment in the U.K. Prior to 2019, these net inflows/outflows were included in operating cash flows. Prior period amounts have been reclassified to conform with current year presentation on the consolidated statements of cash flows included herein.

In July, 2019, our Board of Directors authorized a $1.0 billion increase to our stock repurchase program, which increased the aggregate authorization to $2.7 billion from the previous $1.7 billion authorization approved in various increments since 2014. Pursuant to this program, which had an aggregate available repurchase authorization of $937.3 million as of September 30, 2019, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions.

In conjunction with our stock repurchase program, during the third quarter of 2019, we have repurchased 550,564 shares at an aggregate cost of $79.5 million (approximately $144 per share).  During the first nine months of 2019, we have repurchased approximately 4.11 million shares at an aggregate cost of $525.0 million (approximately $128 per share). Since inception of the program in 2014 through September 30, 2019, we have repurchased approximately 14.78 million shares at an aggregate cost of approximately $1.76 billion (approximately $119 per share).

Update on Agreement in Principle with DOJ’s Civil Division and DOJ Reserve:

As previously disclosed on July 25, 2019, we have reached an agreement in principle with the DOJ’s Civil Division, and on behalf of various states’ attorneys general offices, to resolve the civil aspect of the government’s investigation of our behavioral health care facilities for $127 million subject to requisite approvals and preparation and execution of definitive settlement and related agreements.  At that time, we also disclosed that we were further advised that the previously disclosed investigations being conducted by the DOJ’s Criminal Frauds Section in connection with these matters had been closed.

In connection with the agreement in principle with the DOJ’s Civil Division, during the nine-month period ended September 30, 2019, we recorded a pre-tax increase of approximately $11.0 million in the DOJ Reserve, which includes related fees and costs due to or on behalf of third-parties. The aggregate pre-tax DOJ Reserve amounted to approximately $134 million as of September 30, 2019 and approximately $123 million as of December 31, 2018.

In late August, 2019, we received the initial draft of the settlement agreement from the DOJ’s Civil Division.  Negotiations regarding the terms and conditions of the settlement agreement continue. Based upon the terms and provisions included in the draft settlement agreement, and related subsequent discussions, our financial statements for each of the three and nine-month periods ended September 30, 2019 include an unfavorable provision for income taxes of $6.2 million resulting from the net estimated federal and state income taxes due on the portion of the aggregate pre-tax DOJ Reserve that is estimated to be non-deductible for income tax purposes.

Since the agreement in principle with the DOJ’s Civil Division is subject to certain required approvals and negotiation and execution of definitive settlement agreements, as well as finalization and execution of a corporate integrity agreement with the Office of Inspector General for the United States Department of Health and Human Services, we can provide no assurance that definitive agreements will ultimately be finalized. We therefore can provide no assurance that final amounts paid in settlement or otherwise, or associated costs, or the income tax deductibility of such payments, will not differ materially from our established reserve and assumptions related to income tax deductibility. Please see Item 1-Legal Proceedings in our Form 10-Q for the quarterly period ended June 30, 2019 for additional disclosure in connection with this matter.

Provision for Asset Impairment – Foundations Recovery Network

Our financial results for the three and nine-month periods ended September 30, 2019, include an aggregate pre-tax provision for asset impairment of $97.6 million recorded in connection with Foundations Recovery Network, L.L.C. (“Foundations”), which was acquired by us in 2015. This pre-tax provision for asset impairment includes: (i) a $74.9 million impairment provision to write-off the carrying value of the Foundations’ tradename intangible asset, and; (ii) a $22.7 million impairment provision to reduce the carrying value of real property assets of certain Foundations’ facilities.

This provision for asset impairment, which is included in other operating expenses in our consolidated statements of income for the three and nine-month periods ended September 30, 2019, was recorded after evaluation of the estimated fair value of the Foundations’ tradename as well as certain related real property assets. The provision for asset impairment was impacted by the following: (i) recent decisions made by management to cancel the opening of future planned de novo facilities; (ii) reductions in projected future patient volumes, revenues and cash flows based upon the operating trends and financial results experienced by existing facilities, and; (iii) competitive pressures experienced in certain markets.

Revision of 2019 Full Year Earnings Guidance Range:

Based upon the operating trends and financial results experienced during the first nine months of 2019, we are revising our estimated range of adjusted net income attributable to UHS for the year ended December 31, 2019 to $9.60 to $9.90 per diluted share as compared to the previously provided range of $9.70 to $10.40 per diluted share. This revised estimated guidance range decreases the lower end of the previously provided range 1.0% and decreases the upper end of the previously provided range by 4.8%.

Contributing to, and included in, the revised estimated earnings guidance range for the year ended December 31, 2019 is the above-mentioned unrealized loss of $.11 per diluted share ($12.5 million pre-tax), recorded during the first nine months of 2019 resulting from a decrease in the market value of shares of certain marketable securities held for investment and classified as available for sale.  For comparative purposes, included in our reported and our adjusted net income attributable to UHS during the first nine months of 2018, was an unrealized gain of $.15 per diluted share ($18.5 million pre-tax), resulting from an increase in the market value of these marketable securities.  The revised estimated earnings guidance range for the full year of 2019 assumes no change in the market value of these marketable securities during the fourth quarter of 2019.

This revised estimated earnings guidance range excludes: (i) the unfavorable after-tax impact of $14.6 million, or $.16 per diluted share, representing the current year changes in the DOJ Reserve, and related provision for income taxes, established in connection with the civil aspects of the government’s investigation of our certain of our behavioral health care facilities, as discussed above; (ii) the unfavorable after-tax impact of $74.6 million, or $.84 per diluted share, resulting from a $97.6 million provision for asset impairment, as discussed below, partially offset by; (iii) the favorable impact of $12.1 million, or $.14 per diluted share, on our provision for income taxes and net income attributable to UHS resulting from of our adoption of ASU 2016-09.

In addition, this revised estimated earnings guidance range excludes the impact of future items, if applicable and material, that are nonrecurring or non-operational in nature including items such as, but not limited to, gains/losses on sales of assets and businesses, costs related to extinguishment of debt, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets, impact of share repurchases and other amounts that may be reflected in our financial statements that relate to prior periods. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on October 25, 2019. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com.  Also, a replay of the call will be available following the conclusion of the live call and will be available for one full year.

Adoption of ASU 2016-02, “Leases (Topic 842): Amendments to the FASB Accounting Standards Codification”:

Effective January 1, 2019, we adopted ASU 2016-02 which requires companies to, among other things, recognize lease assets and lease liabilities on the balance sheet. As a result of our adoption of ASU 2016-02, our consolidated balance sheet as of September 30, 2019 includes right of use assets-operating leases ($329.3 million) and operating lease liabilities ($55.1 million current and $274.2 million noncurrent).  Prior period financial statements were not adjusted for the effects of this new standard.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues were $10.77 billion during 2018. In 2019, UHS was again recognized as one of the World’s Most Admired Companies by Fortune; ranked #293 on the Fortune 500; and in 2017, listed #275 in Forbes inaugural ranking of America’s Top 500 Public Companies.

Our operating philosophy is as effective today as it was 40 years ago, enabling us to provide compassionate care to our patients and their loved ones.  Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has more than 87,000 employees and through its subsidiaries operates 26 acute care hospitals, 327 behavioral health facilities, 40 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 37 U.S. states, Washington, D.C., Puerto Rico and the United Kingdom. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT).  For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2018 and in Item 2-Forward-Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended June 30, 2019), may cause the results to differ materially from those anticipated in the forward-looking statements.  Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially.  Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof.  We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items impacting our net income attributable to UHS, such as, changes in the reserve established in connection with our discussions with the Department of Justice, our adoption of ASU 2016-09 and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Reports on Form 10-K for the year ended December 31, 2018 and Form 10-Q for the quarterly period ended June 30, 2019. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

(more)

Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2019	2018	2019	2018
Net revenues	$2,822,453	2,648,913	$8,482,012	8,017,782

Operating charges:
Salaries, wages and benefits	1,408,226	1,316,710	4,157,253	3,922,832
Other operating expenses	762,174	651,442	2,079,518	1,896,745
Supplies expense	313,936	285,201	927,256	867,863
Depreciation and amortization	121,528	112,286	362,736	334,970
Lease and rental expense	27,660	26,110	80,320	79,932
	2,633,524	2,391,749	7,607,083	7,102,342

Income from operations	188,929	257,164	874,929	915,440
Interest expense, net	41,447	39,506	123,574	115,082
Other (income) expense, net	9,407	(11,409)	6,176	(26,717)
Income before income taxes	138,075	229,067	745,179	827,075
Provision for income taxes	37,205	54,186	165,646	192,814
Net income	100,870	174,881	579,533	634,261
Less: Net income attributable to noncontrolling interests	3,680	3,135	9,855	12,631
Net income attributable to UHS	$97,190	$171,746	$569,678	$621,630

Basic earnings per share attributable to UHS (a)	$1.10	$1.85	$6.36	$6.63

Diluted earnings per share attributable to UHS (a)	$1.10	$1.84	$6.35	$6.60

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2019	2018	2019	2018
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$97,190	$171,746	$569,678	$621,630
Less: Net income attributable to unvested restricted share grants	(243)	(317)	(1,414)	(813)
Net income attributable to UHS - basic and diluted	$96,947	$171,429	$568,264	$620,817

Weighted average number of common shares - basic	87,952	92,849	89,288	93,639

Basic earnings per share attributable to UHS:	$1.10	$1.85	$6.36	$6.63

Weighted average number of common shares	87,952	92,849	89,288	93,639
Add: Other share equivalents	403	481	231	459
Weighted average number of common shares and equiv. - diluted	88,355	93,330	89,519	94,098

Diluted earnings per share attributable to UHS:	$1.10	$1.84	$6.35	$6.60

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended September 30, 2019 and 2018
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	September 30, 2019	revenues	September 30, 2018	revenues
Net income attributable to UHS	$97,190		$171,746
Depreciation and amortization	121,528		112,286
Interest expense, net	41,447		39,506
Provision for income taxes	37,205		54,186
EBITDA net of NCI	$297,370	10.5%	$377,724	14.3%

Other (income) expense, net	9,407		(11,409)
Increase in DOJ Reserve	-		47,981
Provision for asset impairment	97,631		-
Adjusted EBITDA net of NCI	$404,408	14.3%	$414,296	15.6%

Net revenues	$2,822,453		$2,648,913

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	September 30, 2019		September 30, 2018
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$97,190	$1.10	$171,746	$1.84
Plus/minus after-tax adjustments:
Increase in DOJ Reserve and related income taxes	6,214	0.07	36,578	0.39
Impact of ASU 2016-09	(1,724)	(0.02)	481	-
Provision for asset impairment, after-tax	74,583	0.84	-	-
Subtotal adjustments	79,073	0.89	37,059	0.39
Adjusted net income attributable to UHS	$176,263	$1.99	$208,805	$2.23

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Nine Months ended September 30, 2019 and 2018
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Nine months ended	% Net	Nine months ended	% Net
	September 30, 2019	revenues	September 30, 2018	revenues
Net income attributable to UHS	$569,678		$621,630
Depreciation and amortization	362,736		334,970
Interest expense, net	123,574		115,082
Provision for income taxes	165,646		192,814
EBITDA net of NCI	$1,221,634	14.4%	$1,264,496	15.8%

Other (income) expense, net	6,176		(26,717)
Increase in DOJ Reserve	10,978		70,432
Provision for asset impairment	97,631		-
Adjusted EBITDA net of NCI	$1,336,419	15.8%	$1,308,211	16.3%

Net revenues	$8,482,012		$8,017,782

Calculation of Adjusted Net Income Attributable to UHS

	Nine months ended		Nine months ended
	September 30, 2019		September 30, 2018
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$569,678	$6.35	$621,630	$6.60
Plus/minus after-tax adjustments:
Increase in DOJ Reserve, after-tax	14,583	0.16	53,694	0.57
Impact of ASU 2016-09	(12,122)	(0.14)	(1,056)	(0.01)
Provision for asset impairment, after-tax	74,583	0.84	-	-
Subtotal adjustments	77,044	0.86	52,638	0.56
Adjusted net income attributable to UHS	$646,722	$7.21	$674,268	$7.16

Universal Health Services, Inc.
Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2019	2018	2019	2018
Net income	$100,870	$174,881	$579,533	$634,261
Other comprehensive income (loss):
Unrealized derivative gains (losses) on cash flow hedges	0	(1,924)	(3,925)	(345)
Foreign currency translation adjustment	(10,089)	(12,323)	(19,192)	(15,480)
Other comprehensive income (loss) before tax	(10,089)	(14,247)	(23,117)	(15,825)
Income tax expense (benefit) related to items of other comprehensive income (loss)	174	(457)	(676)	(82)
Total other comprehensive income (loss), net of tax	(10,263)	(13,790)	(22,441)	(15,743)

Comprehensive income	90,607	161,091	557,092	618,518
Less: Comprehensive income attributable to noncontrolling interests	3,680	3,135	9,855	12,631
Comprehensive income attributable to UHS	$86,927	$157,956	$547,237	$605,887

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$58,905	$105,220
Accounts receivable, net	1,544,077	1,509,909
Supplies	156,285	148,206
Other current assets	171,360	174,467
Total current assets	1,930,627	1,937,802

Property and equipment	8,967,340	8,563,455
Less: accumulated depreciation	(4,008,931)	(3,715,515)
	4,958,409	4,847,940
Other assets:
Goodwill	3,827,867	3,844,628
Deferred income taxes	19,199	5,280
Right of use assets-operating leases	329,328	0
Deferred charges	6,926	8,772
Other	522,045	621,058
Total Assets	$11,594,401	$11,265,480

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$78,077	$63,446
Accounts payable and accrued liabilities	1,343,922	1,253,714
Legal reserves	144,120	129,150
Operating lease liabilities	55,080	0
Federal and state taxes	570	2,428
Total current liabilities	1,621,769	1,448,738

Other noncurrent liabilities	338,871	361,809
Operating lease liabilities noncurrent	274,248	0
Long-term debt	3,870,294	3,935,187
Deferred income taxes	21,213	49,661

Redeemable noncontrolling interest	4,061	4,292

UHS common stockholders' equity	5,389,215	5,389,262
Noncontrolling interest	74,730	76,531
Total equity	5,463,945	5,465,793

Total Liabilities and Stockholders' Equity	$11,594,401	$11,265,480

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Nine months
	ended September 30,
	2019	2018
Cash Flows from Operating Activities:
Net income	$579,533	$634,261
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	362,736	335,002
Stock-based compensation expense	52,167	50,645
Gain on sale of assets and businesses	(5,982)	(2,513)
Provision for asset impairment	97,631	0
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(37,332)	(74,129)
Accrued interest	(2,962)	(5,808)
Accrued and deferred income taxes	(53,714)	(53,165)
Other working capital accounts	90,262	89,157
Other assets and deferred charges	15,237	(37,133)
Other	(56,465)	(3,080)
Accrued insurance expense, net of commercial premiums paid	76,245	69,386
Payments made in settlement of self-insurance claims	(68,046)	(53,223)
Net cash provided by operating activities	1,049,310	949,400
Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(480,247)	(521,349)
Acquisition of property and businesses	0	(108,016)
Inflows from foreign exchange contracts that hedge our net U.K. investment	90,286	26,088
Proceeds received from sales of assets and businesses	7,497	13,502
Costs incurred for purchase and implementation of information technology applications	(18,240)	(25,487)
Increase in capital reserves of commercial insurance subsidiary	0	100
Investment in, and advances to, joint venture and other	(11,949)	(13,910)
Net cash used in investing activities	(412,653)	(629,072)
Cash Flows from Financing Activities:
Reduction of long-term debt	(68,175)	(99,969)
Additional borrowings	15,100	82,400
Financing costs	0	(774)
Repurchase of common shares	(587,976)	(261,256)
Dividends paid	(35,556)	(28,086)
Issuance of common stock	8,248	7,737
Profit distributions to noncontrolling interests	(11,887)	(8,243)
Net cash used in financing activities	(680,246)	(308,191)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,259)	(1,742)
(Decrease) Increase in cash, cash equivalents and restricted cash	(44,848)	10,395
Cash, cash equivalents and restricted cash, beginning of period	199,685	167,297
Cash, cash equivalents and restricted cash, end of period	$154,837	$177,692
Supplemental Disclosures of Cash Flow Information:
Interest paid	$122,699	$114,162
Income taxes paid, net of refunds	$221,298	$247,486
Noncash purchases of property and equipment	$83,552	$88,932
Right-of-use assets obtained in exchange for lease obligations	$364,453	$-

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

	% Change	% Change
Same Facility:	quarter ended	Nine months ended
	9/30/2019	9/30/2019
Acute Care Services
Revenues	9.3%	7.6%
Adjusted Admissions	7.4%	5.8%
Adjusted Patient Days	7.0%	5.5%
Revenue Per Adjusted Admission	1.6%	1.5%
Revenue Per Adjusted Patient Day	2.0%	1.7%

Behavioral Health Care Services
Revenues	2.1%	2.6%
Adjusted Admissions	0.5%	1.3%
Adjusted Patient Days	0.4%	0.5%
Revenue Per Adjusted Admission	2.0%	1.5%
Revenue Per Adjusted Patient Day	2.2%	2.3%

UHS Consolidated	Third quarter ended		Nine months ended
	9/30/2019	9/30/2018	9/30/2019	9/30/2018
Revenues	$2,822,453	$2,648,913	$8,482,012	$8,017,782
EBITDA net of NCI	$297,370	$377,724	$1,221,634	$1,264,496
EBITDA Margin net of NCI	10.5%	14.3%	14.4%	15.8%
Adjusted EBITDA net of NCI	$404,408	$414,296	$1,336,419	$1,308,211
Adjusted EBITDA Margin net of NCI	14.3%	15.6%	15.8%	16.3%

Cash Flow From Operations	$425,224	$342,437	$1,049,310	$949,400
Days Sales Outstanding	50	54	50	53
Capital Expenditures	$156,327	$151,097	$480,247	$521,349

Debt			$3,948,371	$4,026,344
UHS' Shareholders Equity			$5,389,215	$5,363,745
Debt / Total Capitalization			42.3%	42.9%
Debt / EBITDA net of NCI (1)			2.50	2.35
Debt / Adjusted EBITDA net of NCI (1)			2.21	2.29
Debt / Cash From Operations (1)			2.87	3.23

(1) Latest 4 quarters

Universal Health Services, Inc.

Acute Care Hospital Services

For the three and nine months ended

September 30, 2019 and 2018

(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2019		September 30, 2018		September 30, 2019		September 30, 2018
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,502,383	100.0%	$1,375,116	100.0%	$4,491,738	100.0%	4,173,618	100.0%
Operating charges:
Salaries, wages and benefits	652,804	43.5%	596,903	43.4%	1,894,713	42.2%	1,762,797	42.2%
Other operating expenses	343,845	22.9%	312,383	22.7%	1,015,237	22.6%	929,224	22.3%
Supplies expense	263,198	17.5%	235,272	17.1%	776,231	17.3%	718,543	17.2%
Depreciation and amortization	76,028	5.1%	68,647	5.0%	225,624	5.0%	207,962	5.0%
Lease and rental expense	16,168	1.1%	14,052	1.0%	45,078	1.0%	43,043	1.0%
Subtotal-operating expenses	1,352,043	90.0%	1,227,257	89.2%	3,956,883	88.1%	3,661,569	87.7%
Income from operations	150,340	10.0%	147,859	10.8%	534,855	11.9%	512,049	12.3%
Interest expense, net	305	0.0%	382	0.0%	828	0.0%	1,344	0.0%
Other (income) expense, net	13	0.0%	-	—	(32)	(0.0)%	(2,498)	(0.1)%
Income before income taxes	$150,022	10.0%	$147,477	10.7%	$534,059	11.9%	$513,203	12.3%

All Acute Care Hospital Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2019		September 30, 2018		September 30, 2019		September 30, 2018
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,528,535	100.0%	$1,383,050	100.0%	$4,575,088	100.0%	4,232,673	100.0%
Operating charges:
Salaries, wages and benefits	653,792	42.8%	596,932	43.2%	1,897,144	41.5%	1,762,826	41.6%
Other operating expenses	370,325	24.2%	320,317	23.2%	1,099,625	24.0%	988,279	23.3%
Supplies expense	263,462	17.2%	235,272	17.0%	777,309	17.0%	718,543	17.0%
Depreciation and amortization	76,318	5.0%	68,647	5.0%	226,489	5.0%	207,962	4.9%
Lease and rental expense	16,235	1.1%	14,052	1.0%	45,270	1.0%	43,043	1.0%
Subtotal-operating expenses	1,380,132	90.3%	1,235,220	89.3%	4,045,837	88.4%	3,720,653	87.9%
Income from operations	148,403	9.7%	147,830	10.7%	529,251	11.6%	512,020	12.1%
Interest expense, net	305	0.0%	382	0.0%	828	0.0%	1,344	0.0%
Other (income) expense, net	13	0.0%	-	—	(32)	(0.0)%	(2,498)	(0.1)%
Income before income taxes	$148,085	9.7%	$147,448	10.7%	$528,455	11.6%	$513,174	12.1%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2018 and Form 10-Q for the quarter ended June 30, 2019.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the three and nine months ended

September 30, 2019 and 2018

(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2019		September 30, 2018		September 30, 2019		September 30, 2018
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,256,549	100.0%	1,230,406	100.0%	$3,770,023	100.0%	3,673,717	100.0%
Operating charges:
Salaries, wages and benefits	679,995	54.1%	651,145	52.9%	2,000,128	53.1%	1,924,344	52.4%
Other operating expenses	238,637	19.0%	237,698	19.3%	707,624	18.8%	701,869	19.1%
Supplies expense	50,301	4.0%	49,291	4.0%	148,418	3.9%	146,842	4.0%
Depreciation and amortization	40,688	3.2%	39,134	3.2%	119,655	3.2%	113,606	3.1%
Lease and rental expense	11,202	0.9%	11,296	0.9%	33,125	0.9%	34,520	0.9%
Subtotal-operating expenses	1,020,823	81.2%	988,564	80.3%	3,008,950	79.8%	2,921,181	79.5%
Income from operations	235,726	18.8%	241,842	19.7%	761,073	20.2%	752,536	20.5%
Interest expense, net	359	0.0%	397	0.0%	1,103	0.0%	1,234	0.0%
Other (income) expense, net	1,058	0	1,325	0	1,058	0.0%	1,325	0
Income before income taxes	$234,309	18.6%	$240,120	19.5%	$758,912	20.1%	$749,977	20.4%

All Behavioral Health Care Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2019		September 30, 2018		September 30, 2019		September 30, 2018
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,291,816	100.0%	1,262,472	100.0%	$3,898,440	100.0%	3,774,551	100.0%
Operating charges:
Salaries, wages and benefits	690,084	53.4%	661,240	52.4%	2,049,731	52.6%	1,955,220	51.8%
Other operating expenses	363,328	28.1%	262,337	20.8%	891,250	22.9%	778,698	20.6%
Supplies expense	50,692	3.9%	49,958	4.0%	149,809	3.8%	148,965	3.9%
Depreciation and amortization	42,436	3.3%	40,718	3.2%	127,327	3.3%	118,948	3.2%
Lease and rental expense	11,822	0.9%	11,931	0.9%	35,185	0.9%	36,489	1.0%
Subtotal-operating expenses	1,158,362	89.7%	1,026,184	81.3%	3,253,302	83.5%	3,038,320	80.5%
Income from operations	133,454	10.3%	236,288	18.7%	645,138	16.5%	736,231	19.5%
Interest expense, net	359	0.0%	397	0.0%	1,103	0.0%	1,234	0.0%
Other (income) expense, net	(4,924)	(0.4)%	1,721	0.00	(4,138)	(0.1)%	636	0.00
Income before income taxes	$138,019	10.7%	$234,170	18.5%	$648,173	16.6%	$734,361	19.5%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2018 and Form 10-Q for the quarter ened June 30, 2019.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months as well as the results of certain facilities that were closed or restructured during the past year.

Universal Health Services, Inc.
Selected Hospital Statistics
For the three months ended
September 30, 2019 and 2018

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	09/30/19	09/30/18	% change	09/30/19	09/30/18	% change

Hospitals owned and leased	26	26	0.0%	327	324	0.9%
Average licensed beds	6,387	6,213	2.8%	23,637	23,612	0.1%
Average available beds	6,211	6,037	2.9%	23,536	23,528	0.0%
Patient days	356,914	336,093	6.2%	1,623,465	1,618,280	0.3%
Average daily census	3,879.5	3,653.2	6.2%	17,646.4	17,590.0	0.3%
Occupancy-licensed beds	60.7%	58.8%	3.3%	74.7%	74.5%	0.2%
Occupancy-available beds	62.5%	60.5%	3.2%	75.0%	74.8%	0.3%
Admissions	79,285	74,357	6.6%	122,709	122,212	0.4%
Length of stay	4.5	4.5	-0.4%	13.2	13.2	-0.1%

Inpatient revenue	$7,004,832	$6,009,303	16.6%	$2,536,504	$2,459,078	3.1%
Outpatient revenue	4,477,277	3,694,389	21.2%	257,690	242,167	6.4%
Total patient revenue	11,482,109	9,703,692	18.3%	2,794,194	2,701,245	3.4%
Other revenue	114,026	99,094	15.1%	57,602	51,096	12.7%
Gross hospital revenue	11,596,135	9,802,786	18.3%	2,851,796	2,752,341	3.6%
Total deductions	10,067,600	8,419,736	19.6%	1,559,980	1,489,869	4.7%
Net hospital revenue	$1,528,535	$1,383,050	10.5%	$1,291,816	$1,262,472	2.3%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	09/30/19	09/30/18	% change	09/30/19	09/30/18	% change

Hospitals owned and leased	26	26	0.0%	313	313	0.0%
Average licensed beds	6,387	6,213	2.8%	23,096	22,944	0.7%
Average available beds	6,211	6,037	2.9%	22,995	22,860	0.6%
Patient days	356,914	336,093	6.2%	1,593,992	1,593,458	0.0%
Average daily census	3,879.5	3,653.2	6.2%	17,326.0	17,320.2	0.0%
Occupancy-licensed beds	60.7%	58.8%	3.3%	75.0%	75.5%	-0.6%
Occupancy-available beds	62.5%	60.5%	3.2%	75.3%	75.8%	-0.6%
Admissions	79,285	74,357	6.6%	121,290	121,124	0.1%
Length of stay	4.5	4.5	-0.4%	13.1	13.2	-0.1%

Universal Health Services, Inc.
Selected Hospital Statistics
For the nine months ended
September 30, 2019 and 2018

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	09/30/19	09/30/18	% change	09/30/19	09/30/18	% change

Hospitals owned and leased	26	26	0.0%	327	324	0.9%
Average licensed beds	6,376	6,196	2.9%	23,792	23,371	1.8%
Average available beds	6,200	6,020	3.0%	23,692	23,288	1.7%
Patient days	1,084,534	1,028,589	5.4%	4,874,801	4,806,253	1.4%
Average daily census	3,972.6	3,767.8	5.4%	17,856.4	17,605.3	1.4%
Occupancy-licensed beds	62.3%	60.8%	2.5%	75.1%	75.3%	-0.4%
Occupancy-available beds	64.1%	62.6%	2.4%	75.4%	75.6%	-0.3%
Admissions	238,827	225,997	5.7%	368,103	362,661	1.5%
Length of stay	4.5	4.6	-0.2%	13.2	13.3	-0.1%

Inpatient revenue	$21,220,471	$18,535,079	14.5%	$7,568,129	$7,310,230	3.5%
Outpatient revenue	13,137,199	11,169,376	17.6%	792,929	764,885	3.7%
Total patient revenue	34,357,670	29,704,455	15.7%	8,361,058	8,075,115	3.5%
Other revenue	337,369	297,452	13.4%	168,341	152,274	10.6%
Gross hospital revenue	34,695,039	30,001,907	15.6%	8,529,399	8,227,389	3.7%
Total deductions	30,119,951	25,769,234	16.9%	4,630,959	4,452,838	4.0%
Net hospital revenue	$4,575,088	$4,232,673	8.1%	$3,898,440	$3,774,551	3.3%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	09/30/19	09/30/18	% change	09/30/19	09/30/18	% change

Hospitals owned and leased	26	26	0.0%	313	313	0.0%
Average licensed beds	6,376	6,196	2.9%	22,927	22,713	0.9%
Average available beds	6,200	6,020	3.0%	22,827	22,630	0.9%
Patient days	1,084,534	1,028,589	5.4%	4,750,036	4,731,145	0.4%
Average daily census	3,972.6	3,767.8	5.4%	17,399.4	17,330.2	0.4%
Occupancy-licensed beds	62.3%	60.8%	2.5%	75.9%	76.3%	-0.5%
Occupancy-available beds	64.1%	62.6%	2.4%	76.2%	76.6%	-0.5%
Admissions	238,827	225,997	5.7%	363,465	359,200	1.2%
Length of stay	4.5	4.6	-0.2%	13.1	13.2	-0.8%